Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2021

TOTAL REVENUE OF $66.0 MILLION

IRVING, TX November 4, 2021 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Results

For the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020:

Consolidated

•	Total revenue increased 8.8% to $66.0 million from $60.6 million;

•	Total operating expenses decreased 10.2% to $50.2 million from $55.9 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, debt modification costs, depreciation expense and amortization expense (1) increased 8.1% to $55.2 million from $51.0 million;

•	Operating income increased 232.5% to $15.8 million from $4.8 million;

•	Net income increased 6,615.5% to $22.1 million, or $0.81 net income per diluted share from $0.3 million, or $0.01 net income per diluted share;

•	EBITDA (1) increased 268.8% to $30.2 million from $8.2 million;

•	Adjusted EBITDA (1) increased 12.5% to $10.8 million from $9.6 million; and

•	Net cash provided by operating activities increased 8.8% to $4.5 million from $4.2 million.

Broadcast

•	Net broadcast revenue increased 9.3% to $49.6 million from $45.4 million;

•	Station Operating Income (“SOI”) (1) increased 9.2% to $12.1 million from $11.1 million;

•	Same Station (1) net broadcast revenue increased 8.9% to $49.1 million from $45.1 million; and

•	Same Station SOI (1) increased 5.5% to $12.0 million from $11.4 million.

Digital Media

•	Digital media revenue increased 8.5% to $10.6 million from $9.8 million; and

•	Digital Media Operating Income (1) decreased 10.8% to $2.4 million from $2.7 million.

Publishing

•	Publishing revenue increased 5.6% to $5.7 million from $5.4 million; and

•	Publishing Operating Income (1) was $0.5 million to compared to an operating loss of $0.4 million.

Included in the results for the quarter ended September 30, 2021 are:

•

A $2.3 million ($1.7 million, net of tax, or $0.06 per share) charge for debt medication costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 2028 Notes. The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.3 million of fees paid to third parties included in operating expenses for the period;

•

A $10.6 million ($7.8 million, net of tax, or $0.29 per diluted share) net gain on the disposition of assets relates to a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, and $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets as well as various other fixed asset disposals; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended September 30, 2020 are:

•

A $1.4 million ($1.0 million, net of tax, or $0.04 per share) net loss on the disposition of assets which includes a $1.4 million estimated pre-tax loss for the write-off of Miami assets as a result of the company’s plan to exit the market and reflects various fixed asset disposals; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,280,949 diluted weighted average shares for the quarter ended September 30, 2021, and 26,791,353 diluted weighted average shares for the quarter ended September 30, 2020.

Year to Date 2021 Results

For the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020:

Consolidated

•	Total revenue increased 10.1% to $189.1 million from $171.8 million;

•	Total operating expenses decreased 12.1% to $163.3 million from $185.9 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, debt modification costs, depreciation expense and amortization expense (1) increased 3.7% to $161.6 million from $155.9 million;

•	The company had operating income of $25.8 million compared to an operating loss of $14.1 million;

•	The company generated net income of $24.7 million, or $0.91 net income per diluted share compared to a net loss of $57.4 million, or $2.15 net loss per share;

•	EBITDA (1) was $46.7 million as compared to a loss of $3.5 million;

•	Adjusted EBITDA (1) increased 73.4% to $27.5 million from $15.9 million; and

•	Net cash provided by operating activities decreased 36.3% to $14.7 million from $23.1 million.

Broadcast

•	Net broadcast revenue increased 8.0% to $140.4 million from $130.0 million;

•	SOI (1) increased 32.0% to $33.5 million from $25.3 million;

•	Same station (1) net broadcast revenue increased 8.1% to $139.5 million from $129.0 million; and

•	Same station SOI (1) increased 27.4% to $33.5 million from $26.3 million.

Digital media

•	Digital media revenue increased 7.9% to $30.6 million from $28.4 million; and

•	Digital media operating income (1) increased 1.7% to $5.3 million from $5.2 million.

Publishing

•	Publishing revenue increased 35.4% to $18.1 million from $13.4 million; and

•	Publishing Operating Income (1) was $1.2 million compared to an operating loss of $3.1 million.

Included in the results for the nine months ended September 30, 2021 are:

•

A $2.3 million ($1.7 million, net of tax, or $0.06 per share) charge for debt medication costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 2028 Notes. The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.3 million of fees paid to third parties included in operating expenses for the period;

•

A $10.6 million ($7.8 million, net of tax, or $0.29 per diluted share) net gain on the disposition of assets relating to a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio and a $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets offset by $0.4 million additional loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida and various fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Included in the results for the nine months ended September 30, 2020 are:

•

A $1.5 million ($1.1 million, net of tax, or $0.04 per share) net loss on the disposition of assets which includes a $1.4 million estimated pre-tax loss for the write-off of Miami assets as a result of the company’s plan to exit the market and reflects various fixed asset disposals;

•

A $17.3 million impairment charge ($12.8 million, net of tax, or $0.48 per share), of which $0.3 million related to impairment of mastheads, and the remainder to broadcast licenses due to the financial impact of the COVID-19 pandemic;

•	A $0.3 million impairment charge ($0.2 million, net of tax, or $0.01 per share) related to the company’s goodwill; and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of:

•	$0.1 million non-cash compensation charge included in corporate expenses; and

•	$0.1 million non-cash compensation charge included in broadcast operating expenses; and

•	the remaining $0.1 million non-cash compensation charge included in digital media and publishing operating expenses.

Per share numbers are calculated based on 27,217,382 diluted weighted average shares for the nine months ended September 30, 2021, and 26,683,363 diluted weighted average shares for the nine months ended September 30, 2020.

Balance Sheet

On September 10, 2021, the company exchanged $112.8 million of the 2024 Notes for $114.7 million (reflecting a call premium of 1.688%) of newly issued 7.125% Senior Secured Notes due 2028 (“2028 Notes.”) Contemporaneously with the refinancing, the company obtained commitments from the holders of the 2028 Notes to purchase up to $50 million in additional 2028 Notes (“Delayed Draw 2028 Notes,”) contingent upon satisfying certain performance benchmarks, the proceeds of which are to be used exclusively to repurchase or repay the remaining balance outstanding of the 2024 Notes. The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with FASB ASC Topic 470. The company incurred debt issuance costs of $4.2 million, of which $2.3 million of third-party debt modification costs are reflected in operating expenses for the current period, $0.8 million is deferred with the Delayed Draw 2028 Notes, and $1.1 million, along with $3.0 million from the exchanged 2024 Notes, is being amortized as part of the effective yield on the 2028 Notes.

The company received $11.2 million in aggregate principal amount of PPP loans through the SBA during the first quarter of 2021 based on the eligibility of our radio stations and networks as determined on a per-location basis. The PPP loans were accounted for as debt in accordance with ASC 470. The loan balances and accrued interest were forgivable provided that the proceeds were used for eligible purposes, including payroll, benefits, rent and utilities within the covered period. The company used the PPP loan proceeds according to the terms and filed timely applications for forgiveness. During July 2021, the SBA forgave all but $20,000 of the PPP loans resulting in a pre-tax gain on the forgiveness of $11.2 million. The remaining PPP loan was repaid in July 2021.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2021:

•

On July 27, 2021, the company sold the Hilary Kramer Financial Newsletter and related assets for $0.2 million to be collected in quarterly installments over the two-year period ending September 30, 2023.

•

On July 23, 2021, the company sold approximately 34 acres of land in Lewisville, Texas, currently being used as the transmitter site for Company owned radio station KSKY-AM, for $12.1 million in cash. The company will retain enough of the property in the southwest corner of the site to operate the station.

•	On July 2, 2021, the company acquired SeniorResource.com for $0.1 million of cash.

•	On July 1, 2021, the company acquired the ShiftWorship.com domain and digital assets for $2.6 million of cash.

Pending transactions:

•

On August 31, 2021, the company entered an agreement to sell approximately 77 acres of land in Tampa, Florida for $13.5 million. The company will move the transmitter for WTBN-AM and diplex it at its owned and operated WGUL-AM facility. The company expects to close on this transaction by the end of the year.

•

On August 23, 2021, the company entered an agreement to sell just over nine acres of land in the Denver area for $8.2 million. The company expects to close this sale early in 2022 and plans to continue broadcasting both KRKS-AM and KBJD-AM from this site.

•

On June 2, 2021, the company entered into an agreement to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement (“LMA”) on June 7, 2021.

•

On February 5, 2020, we entered into an agreement with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with credits applied from amounts previously paid, including a portion of the monthly fees paid under a Time Brokerage Agreement (“TBA”). Due to changes in debt markets, the transaction was not funded, and it is uncertain when, or if, the transaction will close. Word Broadcasting continues to program the stations under a TBA that began in January 2017.

Conference Call Information

Salem will host a teleconference to discuss its results on November 4, 2021 at 4:00 p.m. Central Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Third Quarter 2021 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through November 18, 2021 and can be heard by dialing (877) 660-6853, passcode 13722694 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Fourth Quarter 2021 Outlook

For the fourth quarter of 2021, the company is projecting total revenue to be between flat and an increase of 2% from fourth quarter 2020 total revenue of $64.5 million. Excluding the impact of $3.5 million in political revenue in fourth quarter of 2020, we are projecting revenue to increase between 6% and 8%. Compared to the fourth quarter of 2019, we are projecting revenue to be between flat and an increase of 2%. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 1% and 4% compared to the fourth quarter of 2020 non-GAAP operating expenses of $54.6 million. Compared to the fourth quarter of 2019, we are projecting expenses to also increase between 1% and 4%.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

	(Unaudited)
Net broadcast revenue	$45,391	$49,591	$130,041	$140,422
Net digital media revenue	9,808	10,645	28,355	30,603
Net publishing revenue	5,442	5,747	13,366	18,093

Total revenue	60,641	65,983	171,762	189,118

Operating expenses:
Broadcast operating expenses	34,283	37,463	104,704	106,968
Digital media operating expenses	7,144	8,269	23,123	25,280
Publishing operating expenses	5,814	5,213	16,443	16,844
Unallocated corporate expenses	3,849	4,284	11,909	12,764
Debt modification costs	—	2,347	—	2,347
Change in the estimated fair value of contingent earn-out consideration	(10)	—	(12)	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Depreciation and amortization	3,428	3,215	10,686	9,671
Net (gain) loss on the disposition of assets	1,381	(10,607)	1,494	(10,552)

Total operating expenses	55,889	50,184	185,908	163,322

Operating income (loss)	4,752	15,799	(14,146)	25,796
Other income (expense):
Interest income	1	—	1	1
Interest expense	(4,024)	(4,026)	(12,069)	(11,887)
Gain on the forgiveness of PPP loans	—	11,212	—	11,212
Gain (loss) on the early retirement of long-term debt	—	(56)	49	(56)
Net miscellaneous income and (expenses)	1	2	(45)	87

Net income (loss) before income taxes	730	22,931	(26,210)	25,153
Provision for income taxes	401	837	31,180	479

Net income (loss)	$329	$22,094	$(57,390)	$24,674

Basic income (loss) per share Class A and Class B common stock	$0.01	$0.82	$(2.15)	$0.92
Diluted income (loss) per share Class A and Class B common stock	$0.01	$0.81	$(2.15)	$0.91
Basic weighted average Class A and Class B common stock shares outstanding	26,683,363	26,870,664	26,683,363	26,825,483

Diluted weighted average Class A and Class B common stock shares outstanding	26,791,353	27,280,949	26,683,363	27,217,382

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2020	September 30, 2021
		(Unaudited)
Assets
Cash	$6,325	$23,781
Trade accounts receivable, net	24,469	24,429
Other current assets	15,002	15,641
Property and equipment, net	79,122	78,425
Operating and financing lease right-of-use assets	48,355	44,221
Intangible assets, net	347,547	346,779
Deferred financing costs	213	895
Other assets	3,538	4,042

Total assets	$524,571	$538,213

Liabilities and Stockholders’ Equity
Current liabilities	$50,860	$48,386
Long-term debt	213,764	208,559
Operating and financing lease liabilities, less current portion	47,847	43,259
Deferred income taxes	68,883	69,287
Other liabilities	7,938	8,124
Stockholders’ Equity	135,279	160,598

Total liabilities and stockholders’ equity	$524,571	$538,213

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663
Stock-based compensation	—	—	—	—	103	—	—	103
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(55,204)	—	(55,204)

Stockholders’ equity, March 31, 2020	23,447,317	$227	5,553,696	$56	$246,783	$(79,165)	$(34,006)	$133,895

Distributions per share	$0.025		$0.025
Stock-based compensation	—	—	—	—	96	—	—	96
Net loss	—	—	—	—	—	(2,515)	—	(2,515)

Stockholders’ equity, June 30, 2020	23,447,317	$227	5,553,696	$56	$246,879	$(81,680)	$(34,006)	$131,476

Stock-based compensation	—	—	—	—	74	—	—	74
Net income	—	—	—	—	—	329	—	329

Stockholders’ equity, September 30, 2020	23,447,317	$227	5,553,696	$56	$246,953	$(81,351)	$(34,006)	$131,879

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	6,725	—	—	—	13	—	—	13
Net income	—	—	—	—	—	22,094	—	22,094

Stockholders’ equity, September 30, 2021	23,639,824	$229	5,553,696	$56	$247,668	$(53,349)	$(34,006)	$160,598

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

OPERATING ACTIVITIES
Net income (loss)	$329	$22,094	$(57,390)	$24,674
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	74	78	273	240
Depreciation and amortization	3,428	3,215	10,686	9,671
Amortization of deferred financing costs	214	264	675	690
Non-cash lease expense	2,281	2,180	6,745	6,527
Provision for bad debts	501	77	4,122	(248)
Deferred income taxes	325	807	30,954	404
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Gain on the forgiveness of PPP loans	—	(11,212)	—	(11,212)
Change in the estimated fair value of contingent earn-out consideration	(10)	—	(12)	—
Net (gain) loss on the disposition of assets	1,381	(10,607)	1,494	(10,552)
(Gain) loss on early retirement of long-term debt	—	56	(49)	56
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(2,965)	(488)	2,565	(67)
Inventories	89	(188)	99	(412)
Prepaid expenses and other current assets	(1,440)	(899)	(1,343)	(1,218)
Accounts payable and accrued expenses	4,151	2,143	5,871	2,596
Operating lease liabilities	(2,993)	(2,386)	(6,396)	(7,317)
Contract liabilities	(1,993)	(528)	5,274	782
Deferred rent income	(117)	(83)	(268)	28
Other liabilities	1,050	6	2,254	41
Income taxes payable	(125)	20	30	63

Net cash provided by operating activities	$4,180	$4,549	$23,145	$14,746

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(1,040)	(2,958)	(3,565)	(6,952)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(46)	(119)	(140)	(138)
Deposits on broadcast assets and radio stations	—	—	—	(100)
Purchases of broadcast assets and radio stations	—	—	—	(600)
Purchases of digital media businesses and assets	(400)	(2,680)	(400)	(3,980)
Proceeds from sale of assets	—	12,144	188	15,771
Proceeds from the cash surrender value of life insurance policies	—	—	2,363	—
Other	31	(413)	(353)	(1,227)

Net cash provided by (used in) investing activities	$(1,455)	$5,974	$(1,907)	$2,774

FINANCING ACTIVITIES
Proceeds from 2028 Notes	—	114,731	—	114,731
Payments to repurchase or exchange 2024 Notes	—	(119,443)	(3,392)	(119,443)
Proceeds from borrowings under ABL Facility	277	—	38,626	16
Payments on ABL Facility	(2,677)	—	(34,452)	(5,016)
Proceeds from borrowing under PPP loans	—	—	—	11,195
Payments under PPP loans	—	17	—	17
Payments of debt issuance costs	(58)	(1,902)	(124)	(1,921)
Proceeds from the exercise of stock options	—	13	—	405
Payments on financing lease liabilities	(17)	(16)	(52)	(48)
Payment of cash distribution on common stock	—	—	(667)	—
Book overdraft	—	—	(1,885)	—

Net cash used in financing activities	$(2,475)	$(6,600)	$(1,946)	$(64)

Net increase (decrease) in cash and cash equivalents	$250	$3,923	$19,292	$17,456
Cash and cash equivalents at beginning of year	19,048	19,858	6	6,325

Cash and cash equivalents at end of period	$19,298	$23,781	$19,298	$23,781

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Debt Modification Costs and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$55,889	$50,184	$185,908	$163,322
Less debt modification costs	—	(2,347)	—	(2,347)
Less depreciation and amortization expense	(3,428)	(3,215)	(10,686)	(9,671)
Less change in estimated fair value of contingent earn-out consideration	10	—	12	—
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Less impairment of goodwill	—	—	(307)	—
Less net gain (loss) on the disposition of assets	(1,381)	10,607	(1,494)	10,552
Less stock-based compensation expense	(74)	(78)	(273)	(240)

Total Recurring Operating Expenses	$51,016	$55,151	$155,906	$161,616

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$45,391	$49,591	$130,041	$140,422
Net broadcast revenue – acquisitions	—	(264)	—	(343)
Net broadcast revenue – dispositions	(192)	2	(635)	(36)
Net broadcast revenue – format change	(104)	(216)	(384)	(561)

Same Station net broadcast revenue	$45,095	$49,113	$129,022	$139,482

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$34,283	$37,463	$104,704	$106,968
Broadcast operating expenses – acquisitions	—	(168)	—	(206)
Broadcast operating expenses – dispositions	(344)	(14)	(1,225)	(199)
Broadcast operating expenses – format change	(252)	(209)	(771)	(593)

Same Station broadcast operating expenses	$33,687	$37,072	$102,708	$105,970

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,108	$12,128	$14,229	$33,454
Station operating (income) loss – acquisitions	—	(96)	—	(137)
Station operating loss – dispositions	152	16	438	163
Station operating (income) loss – format change	148	(7)	239	32

Same Station - Station Operating Income	$11,408	$12,041	$14,906	$33,512

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$45,391	$49,591	$130,041	$140,422
Less broadcast operating expenses	(34,283)	(37,463)	(104,704)	(106,968)

Station Operating Income	$11,108	$12,128	$25,337	$33,454

Net digital media revenue	$9,808	$10,645	$28,355	$30,603
Less digital media operating expenses	(7,144)	(8,269)	(23,123)	(25,280)

Digital Media Operating Income	$2,664	$2,376	$5,232	$5,323

Net publishing revenue	$5,442	$5,747	$13,366	$18,093
Less publishing operating expenses	(5,814)	(5,213)	(16,443)	(16,844)

Publishing Operating Income (Loss)	$(372)	$534	$(3,077)	$1,249

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt, before gain on the forgiveness of PPP loans, and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(Unaudited)
Net income (loss)	$329	$22,094	$(57,390)	$24,674
Plus interest expense, net of capitalized interest	4,024	4,026	12,069	11,887
Plus provision for income taxes	401	837	31,180	479
Plus depreciation and amortization	3,428	3,215	10,686	9,671
Less interest income	(1)	—	(1)	(1)

EBITDA	$8,181	$30,172	$(3,456)	$46,710

Less net (gain) loss on the disposition of assets	1,381	(10,607)	1,494	(10,552)
Less debt modification costs	—	2,347	—	2,347
Less change in the estimated fair value of contingent earn-out consideration	(10)	—	(12)	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) loss on early retirement of long- term debt	—	56	(49)	56
Plus net miscellaneous (income) and expenses	(1)	(2)	45	(87)
Plus gain on the forgiveness of PPP loans	—	(11,212)	—	(11,212)
Plus non-cash stock-based compensation	74	78	273	240

Adjusted EBITDA	$9,625	$10,832	$15,856	$27,502

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(Unaudited)
Net cash provided by operating activities	$4,180	$4,549	$23,145	$14,746
Non-cash stock-based compensation	(74)	(78)	(273)	(240)
Depreciation and amortization	(3,428)	(3,215)	(10,686)	(9,671)
Amortization of deferred financing costs	(214)	(264)	(675)	(690)
Non-cash lease expense	(2,281)	(2,180)	(6,745)	(6,527)
Provision for bad debts	(501)	(77)	(4,122)	248
Deferred income taxes	(325)	(807)	(30,954)	(404)
Change in the estimated fair value of contingent earn-out consideration	10	—	12	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Impairment of goodwill	—	—	(307)	—
Gain on forgiveness of PPP loans	—	11,212	—	11,212
Net gain (loss) on the disposition of assets	(1,381)	10,607	(1,494)	10,552
Gain (loss) on early retirement of long-term debt	—	(56)	49	(56)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,965	488	(2,565)	67
Inventories	(89)	188	(99)	412
Prepaid expenses and other current assets	1,440	899	1,343	1,218
Accounts payable and accrued expenses	(4,151)	(2,143)	(5,871)	(2,596)
Contract liabilities	1,993	528	(5,274)	(782)
Operating lease liabilities (deferred rent)	2,993	2,386	6,396	7,317
Deferred rent revenue	117	83	268	(28)
Other liabilities	(1,050)	(6)	(2,254)	(41)
Income taxes payable	125	(20)	(30)	(63)

Net income (loss)	$329	$22,094	$(57,390)	$24,674

Plus interest expense, net of capitalized interest	4,024	4,026	12,069	11,887
Plus provision for income taxes	401	837	31,180	479
Plus depreciation and amortization	3,428	3,215	10,686	9,671
Less interest income	(1)	—	(1)	(1)

EBITDA	$8,181	$30,172	$(3,456)	$46,710

Plus net (gain) loss on the disposition of assets	1,381	(10,607)	1,494	(10,552)
Plus change in the estimated fair value of contingent earn-out consideration	(10)	—	(12)	—
Plus debt modification costs	—	2,347	—	2,347
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) on the early retirement of long-term debt	—	56	(49)	56
Plus gain on the forgiveness of PPP loans	—	(11,212)	—	(11,212)
Plus net miscellaneous (income) and expenses	(1)	(2)	45	(87)
Plus non-cash stock-based compensation	74	78	273	240

Adjusted EBITDA	$9,625	$10,832	$15,856	$27,502

Less net cash paid for capital expenditures (1)	(1,040)	(2,958)	(3,565)	(6,952)
Less cash paid for taxes	(201)	(10)	(196)	(13)
Less cash paid for interest, net of capitalized interest	(133)	(2,239)	(7,737)	(9,634)

Adjusted Free Cash Flow	$8,251	$5,625	$4,358	$10,903

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at September 30, 2021	Applicable Interest Rate
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$98,815,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$98.8 million notes with semi-annual interest payments at an annual rate of 6.750%.